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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18, Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 15, 1997, relating to the financial statements and financial highlights of Van Kampen American Capital Tax-Exempt Trust -- Van Kampen American Capital High Yield Municipal Fund (the "Fund"), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/  PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Houston, Texas

March 27, 1997